NORTH ANDOVER OFFICE PARK LEASE

                               DATA PAGE

LANDLORD:           451 ANDOVER  STREET  REALTY  TRUST,  C/O WINGATE  MANAGEMENT
                    COMPANY, INC., 75 CENTRAL STREET, BOSTON, MA 02109

TENANT:             IPSWICH SAVINGS BANK
                    Presently of 23 Market Street, Ipswich,
                    Massachusetts 01938-0392

PREMISES:           SUITE 105 SHOWN ON EXHIBIT A AND THE AREA  NECESSARY FOR THE
                    DRIVE THROUGH WINDGATE  AS SHOWN ON  EXHIBIT  B 451  ANDOVER
                    STREET  ~HEREIN "OBI" 0R ON THE  BUILDING")  NORTH  ANDOVER,
                    MASSACHUSETTS 01845

NET RENTABLE AREA
OF                  PREMISES: 4,685 + SQUARE FEET

COMMENCEMENT DATE:  See Rider 1

EXPIRATION DATE:    See Rider 1

BASE RENT:          See Rider 2.1 and 2.2 as Per Rider 1
YEAR:               See Rider 2.1 and 2.2 as Per Rider 1
ANNUAL BASE RENT:   See Rider 2.1 and 2.2 as Per Rider 1

MONTHLY BASE RENT:  See Rider 2.1 and 2.2 as Per Rider 1

SECURITY DEPOSIT:   $ ZERO

USE: Retail Branch Bank Office and all other office and office related uses

LIABILITY
INSURANCE:          $250,000 PER PERSON; $500,000 PER OCCURRANCE;
                    $50,000 PROPERTY DAMAGE LIABILITY

CONSTRUCTION/

RENOVATION:         YES

SPECIAL PROVISIONS: See Rider 1

TENANT:                                  LANDLORD:

IPSWICH SAVINGS BANK                     THE TITLED CORPORATION, TRUSTEE
                                         OF 451 ANDOVER STREET REALTY
                                         TRUST

By: /s/ David Grey President             By: /s/ Edward Dziadu
---------------------------              -----------------------------------
David L. Grey, President                 Edward J. Dziadul, President

Date:    4-25-94                         Date:    4/18/94

                                      LEASE

         WHEREAS, The Titled Corporation, as Trustee of 451 Andover Street Realty Trust, under declaration of trust dated July 9, 1991, and recorded at the Essex South District Registry of Deeds at Book 3284. Page 341, and having a principal place of business at 451 Andover Street. North Andover, Massachusetts 01845 ("Landlord") is the owner of the land and building thereon located in North Andover, Essex County, Massachusetts, and shown on Plan No. 9336 recorded in Essex North Registry of Deeds, which presently contains two office buildings. namely 451 Andover Street, herein referred to as OBI, and 203 Turnpike Street, herein referred to as OBI II, and Landlord wishes to lease certain premises therein to Tenant: and

         WHEREAS, Tenant desires to demise these premises from Landlord.

         NO, THEREFORE. the parties agree as follows:

         ARTICLE I LEA5ED PREMISES

         Landlord hereby leases to Tenant, and Tenant hereby demises from Landlord, the Premises, excepting and reserving therefrom exterior walls and centerwalls: Landlord's equipment and fixtures, now or hereafter installed: and space for the installation of pipes, wires, conduits, and ducts to serve the Premises and/or other parts of the Building and subject to all rights reserved to Landlord by this Lease or by operation of law. Landlord grants to Tenant the exclusive use of that portion of the Lot for the purposes of drive-through banking shown on Exhibit B and in addition Landlord also grants to Tenant as appurtenant to the Premises the right, in common with others, to use (a) areas for access to and egress from such drive-through banking as shown on Exhibit B.
(b) the common entrances. lobbies. corridors, stairways, elevators, and lavatories, and (c) pipes, wires. conduits and appurtenant equipment serving the Premises in common with other leased premises in the Building. See attached Exhibit A, floor plan of the Premises.

         ARTICLE II - TERM

         Tenant shall have and hold the Premises for a Term of Five Years (the "Term" commencing on the Commencement Date as defined in Rider 1, Section 1.2, and ending on the Expiration Date or any earlier date upon which the Lease term may be terminated by force of law or as hereinafter provided).

         ARTICLE III - BASE RENT

         A. Tenant agrees to pay annual Rent during said term at the rate shown on Rider 2.1 or in the alternative Rider 2.2 in accordance with Rider Section

1.3. payable without notice or demand and without offset of any kind or nature, in advance on the first day of each calendar month during the term hereof in monthly installments in the amount shown on Rider 2.1 or 2.2 as aforesaid, and proportionately for any fraction of a month at the beginning or end of the term, except as otherwise expressly provided herein. If the Commencement Date is other than the first day of a calendar month, an appropriate portion of the Base Rent for such month shall be paid on the Commencement Date.

         ARTICLE IV - USE

         The Premises shall be used and occupied by Tenant solely for the purpose specified as the Use on the Data Page and for such other lawful use incidental thereto, but for no other purpose. In using or occupying the Premises for such purpose. Tenant shall not cause business disruption to any other tenants or occupants of the Building, or do acts that constitute a nuisance Landlord makes no warranty or representation about the fitness of the Premises for Tenant's use except as set forth in this Lease.

         ARTICLE V - INSTALLATION OF EQUIPMENT AND FLOOR CAPACITY

         Tenant shall not place any load upon any floor of the Premises which exceeds the floor load capacity calculated on a square foot basis as determined by Landlord (partitions being considered as part of the load). Tenant will not move into or out of the Building, install any safe. heavy machinery, fixtures equipment, or bulky materials without Landlord's prior written consent which shall not be unreasonably withheld except for an A.T.M. machine and such machinery and equipment as may be necessary for the operation of Tenant's drive through as shown on Exhibit B. The moving and installation of such machines and equipment shall be at Tenant's sole expense. shall be in such manner and at such hours as to prevent business disruption to other occupants of the Building, and at the sole risk and hazard of the Tenant. Tenant agrees to indemnify and hold Landlord harmless from and against all liability resulting directly or indirectly from the installation or operation of such machines and equipment.

         ARTICLE VI - LANDLORD'S COVENANTS

         Landlord will furnish, maintain, repair, replace and operate the necessary equipment to provide heat and air conditioning as reasonably required for comfortable occupancy of the Premises. If Tenant requests heat or air conditioning services for non-business hours. Landlord will furnish such for the areas specified in a written request from Tenant delivered to the building superintendent or other agent of Landlord before 3:00 PM of the week day preceding the extra usage period.

         Landlord will maintain the Building structure. Building systems including the repair or replacement of any equipment. fixtures or mechanical installations that serve the premises, and Building common areas. all in good order and repair, except for reasonable wear and tear and damage by fire and other casualty and except that Landlord shall have no responsibility to maintain or repair the foregoing if damaged by Tenant negligence or misconduct.

        Landlord shall furnish water for ordinary cleaning, lavatory, drinking and medical treatment purposes. If Tenant uses water for any other purposes Landlord may (a) assess a reasonable charge for the additional water so used by Tenant or (b) install at Tenant's expense a water meter and thereby measure Tenant's water consumption for all purposes, and Tenant will pay for water consumed as shown on said meter. together with any sewer use charge based on said meter charges, as and when bills are rendered. Landlord shall be under no obligation to renovate or improve the Premises, unless so indicated on the Data Page and by attachment of Exhibit C.

         Landlord is under no responsibility or liability for inconvenience annoyance or loss of business arising from the failure or interruption in such services caused by breakage, vandalism, accident, strikes, repairs, or by inability (despite the exercise of reasonable diligence) to obtain fuel, electricity, or other service, or by any other cause or causes beyond the reasonable control of Landlord, or for tre cut-off of service or utility systems by Landlord or others made necessary by reason of accident or emergency or to make needed repairs. Failure or omission on the part of the Landlord to furnish such service shall not be construed as an actual or constructive, total or partial eviction of Tenant, nor work -an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease, In an event shall Landlord be liable for any indirect or consequential damages.

         ARTICLE VII - TENANT'S COVENANTS

         Tenant covenants with Landlord that during the term and for all such times as Tenant or any one claiming by, through or under it, shall hold or occupy the Premises or any part thereof:

         A. Rent Payment, Tenant will promptly pay when due all Rent. payable by Tenant hereunder, to Landlord at the address from time to time designated for the sending of notice to Landlord.

         B. Electricity, Tenant will pay the Landlord as additional rent the cost of all electrical current furnished to the Premises. Initially. Tenant shall pay Landlord on account, each month, together with its payment of base rent, one-sixth (1/6) of such sum as Landlord notifies Tenant is Landlord's reasonable estimate of the amount that Tenant will owe for electrical current furnished to the Premises during the next six (6) months, This estimated additional rent will be applied against the cost of electrical currents furnished to the Premises for such six (6) month period, As reviewed by Landlord approximately every six (6) months, if the estimated additional rent is less than the actual additional rent owed hereunder. Tenant will pay any excess due Landlord in full within ten (10) days after receipt of a bill therefor: and if the estimated additional rent collected by Landlord is greater than the actual additional rent owed hereunder. then at Landlord's option it will either (i) refund the excess or (ii) credit the excess against payments then due. or to become due, from Tenant under the Lease. Tenant acknowledges that the Premises are provided with a separate meter noting electrical use and that the actual additional rent owed hereunder will be determined based upon the rates in effect from time to time of the local electrical service company. Notwithstanding the foregoing, if the local electrical service company so requires. Tenant shall (i) purchase electrical current directly from such company. (ii) pay as they become due all bills therefor. and (iii) indemnify and hold Landlord harmless from any loss. cost or damage resulting from Tenant's failure to make such payments.

         C. Signs. Other than as provided in Rider 1 Tenant will not place any signs or other objects outside the Premises, either in corridors or on exterior Building walls, including without limitation window or door signs, and will maintain no draperies or other window coverings or lighting within the Premises that will affect the exterior appearance of the Building or tile appearance of interior space outside the Premises. without Landlords prior written consent.

         D. Restore and Repair. Tenant shall maintain the Premises. reasonable use and wear and tear and damage by fire or casualty excepted. Tenant will be responsible for daily cleaning and janitorial of the Premises. Landlord shall maintain all electrical, mechanical, plumbing, soil line, and other installations and facilities therein which serve Premises, and all doors of the Premises, in good order and repair, and replace glass in all windows with the same quality as that injured, broken or damaged, all at its own expense. All replacements of lighting tubes, lamps, bulbs, and ballasts required in the Premises will be furnished and installed at Tenants expense, Tenant will not make any structural alteration or addition to the Building or Premises without first obtaining, on each occasion, Landlord's consent in writing. All alterations or additions must be structurally and architecturally consistent with existing improvements. Upon the request of Landlord, Tenant will deliver a written schedule describing all such alterations or additions Landlord approval is not required for alterations or additions done by Tenant on the interior of the Premises that are non-structural in nature. Any alterations that would be visible from outside the building other than signs as set forth in Section 1.6 of Rider 1 will require the Landlords consent which shall not be unreasonably withheld, and any alterations that involve the buildings mechanical, electrical or plumbing systems other than an emergency will require notification to the landlord and are subject to reasonable requirements that the landlord may impose, such as review of plans and specifications, coordination of timing to avoid disruption of service to other tenants, and supervision and inspection by representatives of the building. Upon expiration or earlier termination of the term. (1) Landlord at its sole option may either retain its property, without cost to it, any alterations so made, or require Tenant to remove these at its sole cost and expense and restore the Premises to their original condition. (2) Tenant will peaceably deliver up the Premises to Landlord broom clean and in the same repair and condition as the Premises were in at the commencement of the term, reasonable wear and tear only excepted. (3) Tenant will peaceably deliver up all alterations and additions made to or upon the Premises in the same repair and condition as they were when completed, reasonable wear and tear and damage by fire or casualty only excepted. unless

Landlord in its sole discretion requires Tenant to remove same, and (4) (except as elsewhere provided herein) Tenant will remove all personal property and fixtures belonging to Tenant or to anyone claiming through Tenant, including without limitation all trade fixtures and signs and any lettering painted by Tenant on any walls or doors with or without Landlord's consent. Tenant shall be responsible for all damage or injury to the Premises and to the Building caused by Tenant's installation or removal of alterations, additions, personal property, and fixtures.

         E. Assignment. Tenant shall not assign. transfer, mortgage, pledge or encumber this Lease, nor sublet any part of the Premises, nor permit occupancy of all or any part of the Premises by anyone other than Tenant without, on each occasion, obtaining the prior written consent of Landlord. which consent shall not be unreasonably withheld. As used herein, the term "assign" or "assignments includes, without limitation, any transfer of the Tenant's interest in the Lease by operation of law. Any assignment, transfer, mortgage, pledge, encumbrance, subletting, or occupancy without Landlord's consent shall be void and of no effect. Landlord's consent thereto on any occasion shall not constitute a waiver of the necessity of such consent on any subsequent occasion. Notwithstanding any such assignment, transfer, mortgage, pledge, sublet or other occupancy. Tenant shall remain primarily liable upon all the terms, conditions and covenants hereof and any assignee or sublessee shall have joint and several liability for the performance of the terms and provisions of this Lease. In the event that Landlord consents to any assignment, transfer, mortgage, pledge, or subletting. Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount by which any and all fees, rents, and other consideration Tenant receives from the assignee, transferee, mortgagee, pledgee, or sublessee, exceeds the sum of all rents owed by Tenant to Landlord: and in addition. Tenant shall pay Landlord promptly after billing for all costs incurred by Landlord in providing such consents, including reasonable legal expense.

         F. Compliance With Laws and Insurance Regulations. Tenant, at its sole expense, shall comply with all laws, ordinances, orders and regulations of Federal. State, County, and Municipal Authorities, and with any direction of any public officer, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or its use or occupation, and shall furnish to Landlord copies of all such directives, orders, permits, inspections, and the like Tenant shall not do or permit to be done any act or thing upon the Premises, which will invalidate, or be in conflict with, fire insurance policies covering the Building and fixtures and property therein, and shall not do, or permit to be done, any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises or for any other reason. Tenant, at its sole expense, shall comply with all rules, orders, regulations or requirements of the North Andover Fire department, Board of Fire Underwriters, Fire Insurance Rating Organization. or other authority having jurisdiction. and except as permitted by these authorities, shall not permit anything to be done on or about the Premises or be stored upon the Premises, and then only in such a manner of storage as not to increase the rate for any fire insurance applicable to the Building. Tenant shall provide on the

Premises and maintain in good condition all safety and fire protection devices required by said Fire Department, or other authorities, or insurers If by reason of failure of Tenant to comply with the provisions of this paragraph, including without limitation, the use to which Tenant puts the Premises, the fire insurance rate shall at any time be higher than it otherwise would be, then
Tenant shall pay to or reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums paid by Landlord because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following notice of such outlay by Landlord. Tenant shall not bring or permit to be brought or kept in or about the Premises any flammable, combustible or explosive fluid, material, or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate from the Premises, The fact that the Premises are being used and occupied solely for the use set forth in Article IV hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

         G. Injury and Damage. All merchandise, fixtures, and personal property of any kind which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, theft, water, or otherwise, or in any other way or manner, no part of such loss or damage will be charged or borne by Landlord in any case whatsoever.

         H. Indemnification of Landlord. The Tenant will indemnify and hold Landlord and any agent harmless from and against any and all claims, liabilities, or penalties asserted by or on behalf of any person, business, or public authority, including Landlord, on account or based upon any injury to person, or loss of or damage to property, occurring in or emanating from the Premises, or occurring elsewhere in or about the Building and arising out of the use or occupancy of the Building or Premises by Tenant or by any person claiming through or under Tenant, resulting from omission, fault, negligence or misconduct of Tenant except such injury, loss or damage was caused by the omission, fault, negligence or misconduct of Landlord, its partners. officers, agents, employees, invitees and independent contractors: and in addition to and not in limitation of the foregoing, on account of or based upon any work or thing whatsoever done on the Premises (other than by Landlord or its contractors) or done by Tenant elsewhere in the Building: and in respect of any of the foregoing from and against all costs, expenses (including reasonable attorney's fees), and liabilities incurred in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall at Tenant's expense resist or defend such action or proceeding and employ counsel-reasonably satisfactory to Landlord, it being agreed that such counsel may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

         I. Indemnification of Tenant. The Landlord will indemnify and hold Tenant and any agent harmless from and against any and all claims, liabilities, or penalties asserted by or on behalf of any person, business, or public authority, including Tenant, on account or based upon any injury to person, or loss of or damage to property, occurring in or emanating from the Premises, or occurring elsewhere in or about the Building and arising out of the use or occupancy of the Building or Premises by Landlord or by any person claiming through or under Landlord, resulting from omission, fault, negligence or misconduct of Landlord except such injury, loss or damage was caused by the omission, fault, negligence or misconduct of Tenant, its partners, officers, agents, employees, invitees and independent contractors: and in addition to and not in limitation of the foregoing, on account of or based upon any work or thing whatsoever done by Landlord on the Premises or elsewhere in the Building: and in respect of any of the foregoing from and against all costs. expenses (including reasonable attorney's fees, and liabilities incurred in connection with any such claim, or any action or proceeding brought thereon: and in case any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall at Landlord's expense resist or defend such action or proceeding and employ counsel reasonably satisfactory to Tenant. it being agreed that such counsel may act for insurance underwriters of Landlord engaged in such defense shall be deemed satisfactory,

         J. Riqht to Enter. In case of an emergency on the Premises or in the Building, Landlord or its representatives may enter the Premises at any time to take such measures as may be needed to cope with the emergency. Landlord or its representatives have the right without charge to it and without reduction in rent. at reasonable times, with fifteen (15) days prior written notice to the Tenant, and in such manner as not unreasonable to interfere with tenants business, to enter (i) to view or show the Premises for any reason, (ii) to maintain, install, or relocate any of Landlord's fixtures serving the Premises or other parts of the Building.

         K. Obligation to Insure. Tenant shall carry and keep in force, at its own expense, with respect to the Premises, a policy or policies of comprehensive public liability and property damage insurance with any insurance company or companies qualified to do business in Massachusetts. Such Policies shall (i) indemnify Tenant against all claims and damages for any injury to or death of persons or damage to property which may be claimed to have occurred upon or been caused by activities or conditions within the Premises, and (ii)
indemnify Landlord to the extent any such claims and demands are the responsibility or obligation of Landlord pursuant to this Lease or as a matter of law, and (iii) name the Landlord and any agent as an additional insured party as its interest may appear and shall be in the following minimum amounts (unless other amounts are specified oil the Data Page): Personal injury including death
 $250,000 for each person and $500,000 for each accident: Property damage - $50,000. Prior to occupancy. certificates of such policy or policies evidencing such coverage together with proof of payment shall be delivered to Landlord, who upon request shall be entitled to examine such policies. Such certificates shall state that said policies may not be cancelled or altered without at least ten
(10) days prior written notice to Landlord and Tenant. The minimum insurance limits set forth above may be modified from time to time by written notice to Tenant, Tenant shall ensure that all of its agents, servants, joint venturers, independent contractors, and business invitees who perform services on, about, or from the Premises are covered by such notices or, if not. maintain adequate insurance in amounts at least equal to the above: and, at Landlord's request, Tenant will furnish evidence of such coverage. If Tenant fails to maintain proper insurance coverage, Landlord at its option may procure such insurance and Tenant shall pay Landlord for all costs of same as Additional Rent hereunder promptly upon billing.

         L. Liens. Tenant shall not permit to be created or suffer to exist any lien or encumbrance upon any part of the Premises, Tenant's interest in the Premises, the Building, or Lot which may be attributable to any act, agreement or omission of Tenant and shall. whenever such lien is filed purporting to be for labor or material furnished to the Tenant or other cause, discharge the same of record within thirty (30) days after the date of filing.

         M. Waste. Tenant shall not injure. overload, damage or deface the Premises, nor suffer or permit this to be done, nor commit waste, nor permit any hole to be drilled or made in the stone or brickwork of the Building. nor obstruct in any manner any portion of the Building not hereby demised or the sidewalks or approaches to the Building or Lot.

         N. Parkinq. Landlord reserves the right to designate certain parking areas on or about the Building or Lot as permitted or prohibited to Tenant and/or Tenant's employees, agents, servants, licensees, invitees, and-other visitors: to require any of these persons to place upon their motor vehicles markers indicating their status, which markers will be supplied by
Landlord: and to tow or store at the expense of Tenant or of the owner, the motor vehicle of any of Tenant's employees, agents, servants, licensees, invitees, and visitors who fail to obey any designations, requirements, rules. or regulations made by Landlord with respect to parking. Notwithstanding the foregoing, Tenant shall have exclusive right to use the four parking spaces in front of the Premises for its customers and the first four parking spaces along the' row opposite the western side of the Premises as shown on Exhibit D. The Tenant may place signs so designating this exclusive use for its customers.

         0. Rules and Regulations. The Building Rules and Regulations effective as of the Commencement Date are attached hereto as Exhibit E: but Landlord shall have the right to change said rules, Any such rules and regulations as Landlord may make for general application shall be faithfully observed and performed by Tenant and by the agents, employees, servants, licensees, invitees, and visitors of Tenant, and all such rules and regulations (as they may be amended from time to time). Landlord shall not be responsible to Tenant or to Tenant's agents, employees, servants, licensees, invitees, or visitors for failure to enforce any of the rules and regulations or for the nonobservance or violation of any of said rules and regulations by any other tenant or person, or for the nonobservance or violation of or failure to enforce or to perform the provisions of any other lease. Landlord agrees that such rules and regulations shall be uniformly applicable to and enforced against other Tenants and that they shall not amend, alter. or modify the terms and conditions set forth in this Lease.

         ARTICLE VIII - SUBORDINATION AND NON-DISTURBANCE

         This Lease is and shall be subject and subordinate to any mortgages which may now or hereafter affect Landlord's interest in the Lot or Building or both. to any advance made thereunder, and to all renewals. modifications.

consolidations replacements, and extensions of such mortgages. The subordination set forth herein shall be automatic and self-operative, and no further instrument of subordination shall be required. but in confirmation of such subordination. Tenant shall, on demand, execute promptly any certificate that Landlord requests. Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of Tenant to execute, acknowledge, and deliver any such certificate or certificates for and on behalf of Tenant. Tenant shall attorn to any mortgagee or other person that, through foreclosure or otherwise becomes owner of the Building and. provided Tenant is not in default hereunder such new owner will recognize this Lease. No mortgagee or other person will be bound by payment of rent or other charges made by Tenant more than one month in advance of its due date, nor bear any liability for acts or omissions of Landlord under this Lease. Prior to the effective date of any subordination set forth in this Clause. Landlord agrees to obtain from any mortgagee a "Non-Disturbance and Consent to Lease" in the form shown as Exhibit F attached hereto.

         ARTICLE IX - TENANT ESTOPPEL

         From time to time on request. Tenant will deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified and stating the modifications): the dates to which rent and other charges have been paid: whether Tenant has exercised any options to extend the term of this Lease: and whether Landlord is in default. and if so. specifying each such default. Tenant shall complete. execute. and return Tenant Estoppel to Landlord within ten (10) days of its receipt by Tenant

         ARTICLE X - TRADE FIXTURES AND EQUIPMENT

         Any trade fixtures or equipment installed in or attached to the Premises and all other property of Tenant which was personal property prior to its installation. regardless of how attached or affixed to the Premises including any A.T.M. or other machine or equipment, shall remain the property of Tenant and Tenant shall. except if Tenant is in default or otherwise provided herein. have the right to remove its trade fixtures. equipment and property which it may have installed in or attached to the Premises. during the term. or within a reasonable time after any accelerated termination thereof or within a reasonable time after any permitted holding over: but Tenant shall promptly repair in a workmanlike manner any damage resulting from such removal, shall plug or close in an approved manner, any connection to sources of gas, air. water. electricity. heat or cooling. and shall do whatever is necessary so as to leave the Premises undefaced.

         ARTICLE XI - EMINENT DOMAIN

         A. If the Premises or any part thereof. or the whole or any major part affecting premises of the building or Lot is taken for any street or other public use, by action of the Town or other authorities, or if Landlord or

Tenant is entitled to compensation by reason of anything lawfully done in pursuance of any public authority, then at Landlord's election this Lease and the term shall terminate, even if Landlord's entire interest is divested by such taking. If as a result of a taking or damage or destruction of the Premises, the same or any part thereof is rendered unfit for use and occupation, the rent shall be abated proportionately according to the nature and extent of the injury to the Premises until the Premises or, in case of such taking. what may remain thereof, shall have been put in proper condition Notwithstanding the above, should twenty percent (20%) of the Net Rentable Area of the Premises (unless Landlord furnished equivalent space) be so rendered untenantable. Tenant shall also have the option to terminate the Lease. Any election to terminate by either party shall be made not later than thirty (30) days after it receives notice of such taking or action or of the occurrence of such damage.

         B. Landlord reserves and excepts from this Lease all rights to damages resulting from the taking for public use of the Premises, Building, Lot, or any part thereof, or right to appurtenant thereto, or privilege or easement in, through, or over the same, and by way of such confirmation of the foregoing. Tenant hereby grants all rights to such damages previously accrued or accruing during the term to Landlord. and the right to prosecute any and all claims therefore. to have and to hold for Landlord forever.

         ARTICLE XII - FIRE AND OTHER DAMAGE

         A. Partial Destruction. If the Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant or of Tenant's servants, employees, agents, visitors or licensees. the Lease shall remain in effect and the damages (not including damages to Tenant's additions. improvements. alterations. fixtures, equipment. or personal property) shall be repaired by and at the expense of Landlord and the rent shall be apportioned according to the part of the Premises which is usable by Tenant until such repairs are made. But if such partial damage is due to the fault or neglect of Tenant or of Tenant's servants, employees, agents, visitors or licensees, the damage shall be repaired by Landlord at Tenant's sole cost and expense and there shall be no apportionment or abatement of rent. Such repairs shall be commenced within ninety (90) days of the damage and completed within one hundred eighty
(180) days thereafter or the Tenant may at its option terminate this Lease.

         B. Total Destruction. If the Premises or a substantial portion of the public areas of the Building are totally damaged or rendered wholly untenantable by fire or other cause, or ordered to be demolished by the action of any public authority, Landlord or Tenant. may within sixty (60) days after such fire or other cause, give notice in writing of termination of the Lease and thereupon the term shall expire upon the date stated in the notice, which shall be no earlier than the thirtieth (30th) day after such notice is given. Landlord has the right to re-construct the Premises without Tenant terminating lease, if such repairs commence within ninety (90) days of damage and are completed within one hundred eighty (180) days thereafter. If the Lease is not so terminated. Landlord shall restore the same to a condition substantially suitable for their intended use within six (6) months after the fire or other casualty, if not, then Tenant may terminate this Lease by written notice to Landlord. Under no circumstances shall Landlord be liable to Tenant for loss or damage caused by Landlord's failure or refusal to restore the Premises or other damaged areas. If Tenant shall not be in default under this Lease, then all rents shall be adjusted and apportioned as of the date of the fire or casualty: provided, however, that if the Premises or Building were damaged as a result of any fault of or attributable to Tenant, Tenant's rental obligations shall not be apportioned but shall continue to the Expiration Date.

         C. Waiver of Subrogation. Landlord and Tenant will each use its best effort to cause all policies of fire, extended coverage, and other physical damage insurance covering the Premises, the Building, and any property therein to contain the insurer's waiver of subrogation and consent to pre-loss waiver of rights over by the insured. Effective only when permitted by the policy or when use of its good faith efforts could have obtained such a clause at no additional cost or premium, Landlord and Tenant respectively waive all claims and rights to recover against the other in event of insured loss or damage to the extent of insurance proceeds collected by the damaged party.

         ARTICLE XIII - TENANT'S DEFAULT

         If (a) Tenant fails to pay any and all rents or other sums payable by Tenant to Landlord hereunder within ten (10) days after written notice: or (b) if Tenant fails to perform or observe any other covenant or undertaking herein on its part to be performed and observed for a period of thirty (30) days after notice from Landlord of breach of such covenant: or (c) if the estate hereby created is taken by execution or by other process of law and not redeemed by
Tenant within ninety (90) days thereafter: or (d) if proceedings for corporate reorganization or arrangement under the Bankruptcy Laws of the United States. or any laws supplementary or amending such reorganization or arrangement: or (e) if any assignment is made of Tenant's property for the benefit of creditors: or (f) if any proceedings are instituted by or against Tenant under any bankruptcy or insolvency law, or if a receiver for Tenant or other similar officer is appointed, and if any of said proceedings or the said appointment of any receiver or similar officer is not contested and dismissed within ninety (90) days after the institution or appointment thereof: then Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver and the benefit hereof, or consent in a former instance) and without demand or notice or need to comply with any statutes relating to summary process. in person or by agent or attorney, enter the Premises (forcibly, if necessary) or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either case expel Tenant and those claiming through or under it and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or breach of covenant. and upon entry or notice as aforesaid this Lease shall terminate. Tenant hereby waives all statutory rights (including without limitation right of redemption) to the extent such rights may be lawfully waived with respect to such actions by Landlord, Notwithstanding anything else contained herein. Tenant shall not be deemed to be in non-monetary default unless such default remains uncured for more than thirty (30) days following written notice from Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default Tenant's liability for maintenance and repair shall always be limited to the cost of accomplishing such maintenance or repair.

         ARTICLE XIV - LANDLORD'S DEFAULT

         Notwithstanding anything else contained herein, Landlord shall not be deemed to be in default unless such default remains uncured for more than thirty
(30) days following written notice from Tenant specifying the nature of such default, or such longer period as may be reasonably required to correct such default Landlord's liability for maintenance and repair shall always be limited to the cost of accomplishing such maintenance or repair, In no event shall Landlord be liable for any consequential or indirect damages.

         ARTICLE XV - LANDLORD'S REMEDIES

         If this Lease is terminated as provided in Article XIV or otherwise for Tenant's breach or default, Tenant shall forthwith pay to Landlord all sums which were due prior to the date of such termination and Tenant shall pay on the days originally fixed herein for the payment thereof amounts equal to the several installments of Base Rent, all Additional Rent, estimated Additional Rent, and any and all other charges as they would have become due if this Lease had not been terminated,

         As an alternative. at the election of Landlord, Tenant will, at the time of such termination, pay to Landlord, as liquidated damages, the amount of the excess, if any, of the present value at the time of termination of the total rent and other benefits which would have accrued to Landlord for the remainder of the term over and above the fair market rental value of the Premises for said remainder of the term For the purpose of this paragraph, the total rent shall be computed by assuming that Tenant's share of real estate taxes, operating expense, and other charges would be the amount thereof, (if any) for the immediately preceding year of the term.

        As an additional and cumulative remedy, Tenant agrees (i) to indemnify and hold Landlord harmless from and against all expenses, together with interest from the date such expense is incurred at the rate set forth in Article XVI below, which Landlord may incur in collecting such amount or in obtaining possession of, or in re-letting the Premises, or in defending any action arising as a result of or in connection with a default, including without limitation. legal expenses, attorney's fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental: (ii) that Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which, at Landlord's option, may be less than or exceed the period which would otherwise have constituted the balance of the term and may grant concessions or free rent for a reasonable time. The failure of Landlord to re-let the Premises or any part thereof shall not release Tenant or affect Tenant's liability for damage Any suit brought to collect the amount of deficiency for any month shall not prejudice the right of Landlord to collect the deficiency for any subsequent month by a similar proceeding, Landlord may make such alterations, repairs, replacements and decorations on the Premises which in Landlord's sole judgement are advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not release Tenant from any liability. In the event the Premises are relet by Landlord. Tenant shall be entitled to a credit in the net amount of rent received by Landlord, after deduction of all expenses incurred in connection with Tenant's default, re-letting the Premises and collecting the rent.

         Tenant further agrees that if it fails to remove any of its property from the Premises within five (5) days of termination. Landlord is authorized, in its sole option, and in Tenant's name and on its behalf, either (i) to cause such property to be removed and placed in storage for the account and at the expense of Tenant: or (ii) to sell such property at public or private sale with or without notice. and to apply the proceeds, after the payment of all expenses of removal, storage and sale, to the indebtedness of Tenant to Landlord, the surplus, if any, to be paid to Tenant.

         ARTICLE XVI - INTEREST

         All payments due hereunder by Tenant shall bear a late charge of three (3%) percent of the total-amount due if not paid within ten (10) days after written notice.

         ARTICLE XVII - BROKER

         Tenant  and  Landlord   represent  that  they  have  not  contacted  or
negotiated with any broker in connection with this Lease, except for Wingate Management Company and except for Charles M. Thompson and CEK Properties, Inc., and will indemnify and hold each other harmless if such warranty proves false, Landlord accepts the responsibility for the payment of-Broker's fees, if any are due to Wingate Mangement Company, Charles M. Thompson or CEK Properties, Inc, and will hold the Tenant harmless against any claims actions or damages for such Broker's fees.

         ARTICLE XVIII - QUIET ENJOYMENT

         Upon Tenant observing and performing all of the terms, covenants and conditions in this Lease, Tenant shall peaceably and quietly have and hold the Premises. without hindrance or molestation by any person or persons lawfully claiming by, through, or under Landlord subject to the terms of this Lease,

         ARTICLE XIX - NOTICES

         All notices or other communications shall be given by registered mail, return receipt requested. and shall be duly served upon mailing, All notices for Landlord shall be addressed to Landlord. 451 Andover Street, Suite 210, North Andover, Massachusetts 01845, or to such other place or person that may be designated by written notice to Tenant, with a copy so mailed, or delivered in hand. to the site office of the Building Manager: and to the Tenant prior to its occupancy of the Premises, at its address as set forth on the Data Page, and, following occupancy, at the Premises or to such other place as may be designated by written notice to Landlord.

         ARTICLE XX - ENTIRE AGREEMENT

         This Lease, including the Data Page and any Exhibit attached hereto. sets forth the entire agreement between the parties hereto, supersedes all prior dealings, and cannot be modified or amended except in writing duly executed by the respective parties.

         ARTICLE XXI - PARTIAL INVALIDITY

         The invalidity of one or more phrases, sentences, clauses or Articles contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and in the event that any one or more of such phrases, sentences, clauses or Articles should be declared invalid by the final order, decree or judgement of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, sentences, clauses or Articles had not been inserted in this Lease.

         ARTICLE XXII - HOLDOVER

         If Tenant remains in the Premises beyond the expiration of this Lease, such holding over shall not be deemed to create any tenancy, but Tenant shall be a Tenant at sufferance only, at one hundred fifteen percent 115%) of the last rent paid by the Tenant and other charges under this Lease, However, all conditions of this Lease to be performed by Tenant shall continue in force. At the option of Landlord expressed in written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of the Lease for a period of one year.

         ARTICLE XXIII - NON-WAIVER PROVISION

         No assent. express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or assent to any succeeding breach of the same or any other agreement or condition, the acceptance by Landlord of rent or other payment hereunder or silence by Landlord as to any breach shall not be construed a waiving any of Landlord's rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a check of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed in accord and satisfaction. and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy

         ARTICLE XXIV - PERSONS AND PROPERTY BOUND

         The word "Landlord" shall mean and bind Landlord and its legal representatives, successors and assigns. and the word "Tenant" shall mean and bind Tenant and its heirs, legal representatives, successors and permitted assigns, or those in any manner claiming through or under said Tenant, in each case where the context so admits Tenant hereby agrees for itself and such succeeding holder of its interest, or any portion thereof, (i) that Landlord and its successors in interest shall not be liable for acts and occurrence arising from and after the transfer of their interest as Landlord hereunder, (ii) that any judgement, decree or award obtained against Landlord or any successor which is in any manner related to this Lease, and the Premises, or Tenant's use or occupancy of the Premises or Building, whether at law or in equity, shall be satisfied out of Landlord's equity in the Building and the Lot to the extent then owned by Landlord or such successor, and (iii) that Tenant and its successors shall look only to such assets and to no other assets of Landlord or its successor for satisfaction

         ARTICLE XXV - AMERICANS WITH DISABILITIES ACT COMPLIANCE

         Landlord acknowledges its responsibility to make the Lot and Buildings comply with the requirements of the Americans with Disabilities Act 42 USC
#12101 and the regulations and Accessibility Guidelines for Building and Facilities issued pursuant thereto ("ADA Requirements"). Tenant shall be responsible for their Premises meeting ADA Requirements.

         ARTICLE XXVI - COUNTERPARTS AND HEADNOTES

         This Lease is executed in two or more identical counterparts. each of which is an original that may be introduced in evidence or used for any purpose The headnotes throughout this Lease are for convenience or reference only, and shall in no way be deemed to limit, modify, or add to the interpretation, construction or meaning of any provision of this Lease.

         ARTICLE XXVII - RECORDING OF LEASE

         This Lease shall not be recorded, but a notice of Lease may be recorded at the request of Landlord or Tenant in the form attached hereto as Exhibit G.

         ARTICLE XXVIII - LAW

         This Lease shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts. Executed under seal on the 18th day of April, 1994.

LANDLORD:                      THE TITLED CORPORATION, TRUSTEE OF
                               451 ANDOVER STREET REALTY TRUST

                               By: /s/ Edward J. Dziadul
                               -------------------------------------------
                                  Edward J. Dziadul,  President

                               DATE:                4/18/94

TENANT:                        IPSWICH SAVINGS BANK

                               By: /s/ David L. Grey
                               -------------------------------------------
                                      David L. Grey
                               TITLE: President

                               DATE:   4/25/94
                               -------------------------------------------

                                     RIDER 1

                                TO LEASE BETWEEN
                         451 ANDOVER STREET REALTY TRUST
                            AND IPSWICH SAYINGS BANK

1.1 REGULATORY APPROVAL: This Lease is subject to the TENANT attaining all necessary governmental regulatory approvals to operate a retail bank branch office at the Premises. Upon execution of this Lease, the TENANT, at its own expense, shall diligently commence efforts to obtain said approvals. The TENANT shall obtain said approvals within one hundred and fifty (150) days from the execution of this Lease. The TENANT, at its option, may extend this time period for an additional ninety (90) days. If TENANT has not obtained said approvals within said one hundred and fifty (150) days or two hundred and forty (240) days if the TENANT exercises its option to extend LANDLORD or TENANT may terminate this Lease. Regardless of anything else contained herein, the TENANT may terminate this Lease at anytime prior to the commencement date if it receives a negative determination from any governmental regulatory body.

1.2 COMMENCEMENT DATE: This Lease shall commence sixty (60) days after all necessary governmental regulatory approvals to operate a retail bank branch office at the Premises have been granted to TENANT and all appeals from such approvals have been successfully concluded.

1.3 "DRIVE THROUGH WINDOW" APPROVALS: Upon execution of this Lease the LANDLORD shall diligently commence and pursue efforts including but not limited to retaining counsel, architect and planners, preparing plans. applying to the appropriate Boards or Commissions and completing expeditiously the processing through said Boards or Commissions to obtain all necessary governmental approvals allowing the construction of a two bay "drive through window reasonably satisfactory to the TENANT If the LANDLORD does not obtain approvals for the said "drive through window" or does not obtain the approvals until after the Lease has commenced then the Rent shall be reduced as per Rider 2.2. If the LANDLORD does obtain said approvals after the Commencement Date. the said Rent reduction shall be prorated to the date that said approvals have been attained.

1.4 LEASEHOLD IMPROVEMENTS: The TENANT shall undertake and pay for all leasehold improvements to the Premises including but not limited to the above mentioned "drive through window" It being understood that the TENANT shall perform leasehold improvements to the Premises, not including the "drive though
window"  of  approximately   $30,000.00  or  more.  Tenant  shall  certify  the
improvements it has performed and the costs incurred as a result of those improvements within sixty (60) days after improvements have been completed Tenant improvement work will be performed by the Tenant in good, workmanlike and lien-free manner. in compliance with all applicable laws and regulations and in a manner that minimizes to the extent possible interference with other occupants of the building.

         The LANDLORD agrees that TENANT may offset against the monthly RENT up to the amount of $30,000. the cost of the Leasehold Improvements,

        Before the TENANT  commences  any  leasehold  improvements  the LANDLORD
shall  approve  the  leasehold   improvements.   said  approval   shall  not  be
unreasonably withheld.

1.5 RIGHT TO EXTEND: Provided the TENANT is not in default of any of the terms and conditions of this LEASE and provided that the TENANT gives the LANDLORD six (6) months prior written notice, the LESSEE shall have the right to extend this lease for three (3) five (5) year terms The RENT for the extension terms shall be as detailed in Rider 2.1 or 2.2 as appropriate under Rider 1.3.

1.6 SIGNS: TENANT shall be allowed to install and shall pay for signage on the sides of the building where the Premises are located as well as a sign over the door that leads to the existing walk-in teller and signs on both sides of the drive up window all as shown on Exhibit B. The size. shape. materials and color of the signs shall be in conformity with the building design and shall require the written approval of the LANDLORD. which shall not be unreasonably withheld The TENANT shall be allowed to install and shall pay for a free standing sign to be placed on either Andover Street or Turnpike Street If the freestanding sign is located on Turnpike Street it shall be located no further north than the PREMISES. In addition. TENANT may erect an additional sign on the Route 133 side of the Property and LANDLORD recognizes and agrees that TENANT may obtain permission from the adjacent property owner to erect such a sign. The size. shape. materials and color of-the signs shall require the written approval of the LANDLORD which shall not be unreasonably withheld All signs will be subject to governmental approval. and that the tenant will maintain the signs at its cost and comply with all applicable laws in the installation, use and maintenance of the signs All such signs shall remain the property of the Bank.

                                    RIDER 2.1
                                TO LEASE BETWEEN
                         451 ANDOVER STREET REALTY TRUST
                            AND IPSWICH SAVINGS BANK
                               RENT WITH DRIVE-UP
                                    BASE TERM

       YEAR                     YEARLY RENT              MONTHLY RENT
         1                      $ 65,568.00               $ 5,463.98

         2                      $ 67,535.00               $ 5,627.90

         3                      $ 69,561.00               $ 5,796.74

         4                      $ 71,648.00               $ 5,970.64

         5                      $ 73,797.00               $ 6,149.76

                                  FIRST OPTION

       YEAR                     YEARLY RENT              MONTHLY RENT
         1                      $ 76,011.00               $ 6,334.25

         2                      $ 78,291.00               $ 6,524.28

         3                      $ 80,640.00               $ 6,720.01

         4                      $ 83,059.00               $ 6,921.61

         5                      $ 85,551.00               $ 7,129.25

                                  SECOND OPTION

      YEAR                     YEARLY RENT              MONTHLY RENT
        1                       $ 88,118.00               $ 7,343.13

        2                       $ 90,761.00               $ 7,563.43

        3                       $ 93,484.00               $ 7,790.33

        4                       $ 96,288.00               $ 8,024.04

        5                       $ 99,177.00               $ 8,264.76

                                    RIDER 2.1
                                TO LEASE BETWEEN
                               451 ANDOVER STREET
                                  REALTY TRUST
                             AND IPSWICH SAVINGS BANK

                                    Page Two

                                  THIRD OPTION

      YEAR                     YEARLY RENT              MONTHLY RENT
        1                       $ 102,152.00              $ 8,512.70

        2                       $ 105,217.00              $ 8,768.08

        3                       $ 108,374.00              $ 9,031.13

        4                       $ 111,625.00              $ 9,302.06

        5                       $ 114,973.00              $ 9,581.12

                                    RIDER 2.2
                                TO LEASE BETWEEN
                               451 ANDOVER STREET
                                  REALTY TRUST
                            AND IPSWICH SAVINGS BANK

                             RENT WITHOUT DRIVE-UP

                                    BASE TERM

      YEAR                     YEARLY RENT              MONTHLY RENT
        1                       $ 50,000.00               $ 4,166.67

        2                       $ 51,500.00               $ 4,291.67

        3                       $ 53,045.00               $ 4,420.42

        4                       $ 54,636.00               $ 4,553.03

        5                       $ 56,275.00               $ 4,689.62


                                  FIRST OPTION

      YEAR                     YEARLY RENT              MONTHLY RENT

        1                       $ 57,964.00               $ 4,830.31

        2                       $ 59,703.00               $ 4,975.22

        3                       $ 61,494.00               $ 5,124.48

        4                       $ 63,339.00               $ 5,278.21

        5                       $ 65,239.00               $ 5,436.56

                                  SECOND OPTION

      YEAR                     YEARLY RENT              MONTHLY RENT
        1                       $ 67,196.00               $ 5,599.66

        2                       $ 69,212.00               $ 5,767.65

        3                       $ 71,288.00               $ 5,940.68

        4                       $ 73,427.00               $ 6,118.90

        5                       $ 75,630.00               $ 6,302.46

                                    RIDER 2.2
                                TO LEASE BETWEEN
                         451 ANDOVER STREET REALTY TRUST
                            AND IPSWICH SAVINGS BANK

                                    Page Two

                                  THIRD OPTION

      YEAR                     YEARLY RENT              MONTHLY RENT

        1                       $ 77,898.00               $ 6,491.54

        2                       $ 80,235.00               $ 6,686.28

        3                       $ 82,642.00               $ 6,886.87

        4                       $ 85,122.00               $ 7,093.48

        5                       $ 87,675.00               $ 7,306.28

                          NORTH ANDOVER LEASE EXHIBITS

EXHIBIT A:        Building Plan of Suite

EXHIBIT B:        Plan of drive-through, access and egress

EXHIBIT C:        Landlord' s Renovations

EXHIBIT D:        Plan of parking spaces for exclusive use of Bank

EXHIBIT E:        Building Rules and Regulations

EXHIBIT F:        Non-Disturbance and Consent to Lease

EXHIBIT G:        Notice of Lease

                                    EXHIBIT B

                          Plan of drive-through, access
                                   and egress

                                    EXHIBIT C

                             Landlord's Renovations
            {Not Applicable - Tenant undertaking improvements as per Rider 1, Section 1.4l

                                    EXHIBIT D

                Plan of parking spaces for exclusive use of Bank

                                    EXHIBIT E

                 BUILDING RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                       IN ACCORDANCE WITH ARTICLE VII (0)

                           Effective February 17, 1984

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises or permit or suffer the demised to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odor and/or variations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. No bicycles or vehicles of any kind shall be brought or kept in or about the Premises.

         4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the Building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant,- and shall be of a size, color and style acceptable to Landlord.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises of the building of which they form a part, boring, cutting or stringing wires shall be permitted, except with the prior written Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, 50 that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering desired to bc used an inter-lining of the builder's deadening felt shall be first affixed to tile floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the elevators, through the entrances and corridors, during hours, and in the manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building al1 freight Which violates any of these Rules and Regulations or the Lease of which these rules and Regulations are a part.


         9. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Building office.

         10. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         ll. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any flammable, combustible or explosive fluid material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         12. Tenant shall not place objects against glass partitions, doors or window which would be unsightly from the Building corridor or from the exterior of the Building.

         13. Tenant shall not waste any services-furnished by Landlord and shall cooperate fully with Landlord to assure the most effective operation of the Building, heating and air-conditioning systems.

         14. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

         15. Tenant shall not use any part of the premises for manufacture or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

         16. Holidays, for purposes of the building operations, shall be those days upon which, in the State, the following holidays are

               New Year's Day           Labor Day
               Memorial Day             Thanksgiving Day
               Independence Day         Christmas Day

and any additional holidays that are observed which may, at any time be provided by City, County, State or Federal Governments.

On the following holidays, the Buildings will be opened but no building services will be provided:

               Washington's Birthday    Veteran's Day
               Patriot's Day            Martin Luther King Day
               Columbus Day

         17. Tenants will have their employees park in tho rear parking lots. They will request their employees not to park in any of the adjacent parking spaces in the front of the buildings, along the side or adjacent to the buildings in back. These spaces are for clients and patients.

         18. The area around the fenced-in cooling tower behind the office buildings is a restricted area and parking is not allowed.

         19.      Building Emergency List

         In the event of a Building emergency it is helpful that the building management office and Building security have an up-to-date list of handicapped persons and their work location within the Building. It is requested that you keep the Building office up-to-date on any additions/deletions to this list. lease include those persons who might be considered temporarily handicapped due to any injury requiring crutches, etc. that would reduce their mobility.

         20.      "Right to Know Law." (See attached letter)

         21. The following rules must be complied with when moving into or out of the office buildings:

                  a. An insurance certificate from the mover is to be submitted to Evergreen Realty Management, Incorporated at the Building office prior to the move.

                  b. The Building office must be advised in advance so that pads may be put in the elevator to protect the walls.

                  c. When any heavy furniture or equipment is moved it is requested that masonite be placed on the floor so that the rug will not be pulled up.

         22. Landlord reserves the right at any time to rescind, alter, or waive any Rule or Regulation at any time prescribed for the Building and to impose additional Rules and Regulations when, in its judgement, it deems it necessary, desirable or proper for its best interest and for the best interests of the Tenants, and no alteration or waiver of any Rule or Regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant, however resulting, of any of the Rules or Regulations at any time prescribed for the Building.

January 11, 1993

TO:  ALL TENANTS
     NORTH ANDOVER OFFICE PARK

RE:  "RIGHT TO KNOW" LAW

August 1, 1984 was the effective date of the Massachusetts "Right to Know" Law. The law is so named because it deals with Employee's right to know about potentially hazardous chemicals in the workplace.

The law applies to any business that manufactures, processes, uses or stores toxic or hazardous substances. Initially the "Massachusetts" Substance List" contains over 2,500 potentially hazardous or toxic substances.

Primary responsibility is placed on manufacturers of hazardous on toxic substances to prepare a "Material Safety Data Sheet" or "MSDS"~ for their products. The MSDS includes information on the hazards of the substance such as potential for fire or explosion, health effects from exposure to the substance, information on proper handling and 6, safety precautions in dealing with the substance, and emergency accident procedures.

As an employer, you are required to make available at the workplace the MSDS for each hazardous toxic substances present in the workplace. Employers who purchase hazardous substances and do not receive a date sheet must use "diligent efforts" to obtain the MSDS from the manufacturer or intermediate seller from whom they purchased the substance Employer must keep the information on file for thirty
(30) years.

Since there is a potential that Evergreen Realty Management employees could come in contact with substances within your occupied spaces' either under normal operating conditions or unforeseeable emergencies, it is requested that you provide a copy of any MSDS in your file to Evergreen Realty Management It is our expectation that you will comply with the law and cooperate with us so that we can meet our obligations as an employer.

Sincerely,

NORTH ANDOVER OFFICE PARK

Patricia A. McMahan
Site Manager

EXHIBIT F

REOGNITION AND NON-DISTURBANCE AGREEMENT

This Recognition and Non- Disturbance Agreement dated as of , 1993, is by and between THE MANUFACTURERS LIFE INSURANCE COMAPANY, a Canadian Corporation (the "Mortgage") and , a Massachusetts corporation (the "Lessee").

Reference is made to (L) the Mortgage and Security Agreement, from 451 Andover Street Realty Trust (the "Mortgagor") dated April 18, 1990 and recorded with the Registry in Book 3096 Page 171 (the "Mortgage"), and (ii) the Lease dated , 1993, between the Mortgagor, as lessor, and the lessee, as lessee (the "Lease"), covering a portion of the premises described in the Mortgage.

As and inducement to the Lessee to enter into the Lease, and in consideration of the mutual covenants set forth in this Agreement the Mortgagee and the Leasee hereby agree as follows:

1. In the event of and entry by Mortgagee to foreclose on the Mortgage or in the event of a foreclosure of the Mortgage by entry or by sale, the Lessee, if it is not then in default including the lapse of any applicable grace notice period) with respect to any of the covenants or conditions of the Lease by the Lessee to be performed or observed, shall peaceably hold and enjoy the demised premise for the remainder of the unexpired term of the Lease included all extension options) upon the same terms, covenants, and conditions, without any hindrances or interruptions from the Mortgagee.

2. In the event of foreclosure of the mortgage, the Lessee will recognize the Mortgagee, or its designee as its landlord for the remainder of the unexpired term of the Lease including all extension options) upon the covents and conditions thereof by the lessee to be performed and observed, and the Lessee hereby agrees to effort and observe the same.

3. As used herein wherever the context so requires of admits, the word "Mortgage" includes any persons claiming through or under the Mortgagee, including but not limited to any purchaser at foreclosure sale and the word "Lessee" shall include its successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by thgeir duly authorized officers, as of the first written.

       Mortgagee:               THE MANUFACUTER LIFE
                                INSURANCE COMPANY

                                By:
                                   ---------------------------------------------
       Lessee:


                                By:
                                   ---------------------------------------------
                                   Its President/CEO


                         COMMONWEALTH OF MASSACHUSSETTS

           COUNTY, ss.                                            ,1993
-----------                                               --------

Then personally appeared the above named                      as the
                                            of                              and
Acknowledged  the  foregoing  instrument  to  be his/her  act and deed on behalf
of           before me.


                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires:

                              PROVINCE OF ONTARIO

County, ss                                                     ,1993

Then personally appeared the above named As the of the Manufacturers Life Insurance Company and acknowledged he foregoing instrument to be his/her free act and deed on behalf of the Manufacturers Life Insurance Company before me.


                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires:

                                    EXHIBIT G

                                 Notice of Lease

                                    EXHIBIT G
                                NOTICE OF LESSEE

         Notice is hereby  given,  pursuant to the  provisions  of Chapter  183,
Section 4, of the General Laws, of the following lease:

LANDLORD:           451 ANDOVER STREET REALTY TRUST
                    c/o Wingate Management Company, Inc.
                    75 Central Street
                    Boston, MA 02109

TENANT:             IPSWICH SAVINGS BANK
                    23 Market Street
                    Ipswich, MA 01938


DATE OF EXECUTION
OE LEASE :          April , 1994

DESCRIPTION OF
DEMISED PREMISES:   Suite _ and the Area necessary for the
                    drive-through window on the premises located at 451 Andover Street, North Andover

TERM OF LEASE:      Five (5) Years

COMMENCEMENT DATE:

RIG~TS OF EXTENSION

OR RENEWAL:         Three Five-year Terms

      IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed under seal as of the 18th day of April, 1994.

                    LANDLORD:

                    THE TITLED CORPORATION, TRUSTEE OE 451
                    ANDOVER STREET
                    REALTY TRUST

                    By:

/s/                 /s/ Edward J. Dziadul
------------------  ----------------------------------
Witness             Edward J. Dziadul, President

                    TENANT:

                    IPSWICH SAVINGS BANK

/s/                 /s/  David L Grey
------------------  ----------------------------------
Witness             David L. Grey, Presdent

                                                                  April 18, 1994

         Then personally appeared the above named Edward J. Dziadul, President as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as said Trustee, before me

                                                               /s/ Margret Braun
                        ----------------------------------       ---------------
                        | [STATE     MARGRET BRAUN       |       Notary  Public
                        |  SEAL]  My commisstion Expires |
                        |            April 4, 1998       |
My commission expires:  ----------------------------------


                     COMMONWEALTH OE MASSACHUSETTS

Essex, ss.                                                        April 25, 1994

         Then personally appeared the above-named David L. Grey President as aforesaid, and acknowledged the foregoing to be his free act and deed as said President, before me

                                                               /s/ Mariell Lyons
                                                               -----------------
                                                                 Notary Public
My commission expires:  October 6, 2000

                              IPSWICH SAVINGS BANK

Mr.  Edward J Dziadul,  President
The Titled  Corporation, Trustee
451 Andover Street Realty Trust
c/o N.P. Investment I. Co.
Renaissance Tower
1201 Elm Street
Suite 540C
Dallas, Texas 75270


Dear Mr. Dziadul:

      This letter shall see to confirm our understanding regarding two items re1ating to the Lease between 451 Andover Street Realty Trust and Ipswich Savings Bank ("Bank") dated April , 1994.

      With respect to landscaped areas in front of the Premises, we have agreed that the Bank shall have the option to landscape such areas according to its own design and at its own expense subject to your approval, which approval shall not: be unreasonably withheld.

      Further, while the Bank acknowledges that you have made no representations regarding the actual electrical charges the Bank will incur, the Bank is relying on the attached information attached as Exhibit 1 which you have provided to us concerning the electrical charges incurred by your prior tenant

      Please sign this letter where indicated below to indicate your assent to these clarifications of the Lease

                              Very tru1y yours,

                              IPSWICH SAVINGS BANK

                              By:/s/ David L. Grey
                                 -----------------------
                                 David L. Grey President

ASSENTED TO:

THE TITLED CORPORATION, TRUSTEE
OF 51 ANDOVER STREET REALTY TRUST

By:
  -------------------------------
   Edward J. Dziadul, President

Date:
     ----------------------------

                              Lawrence Savings Bank
                            Two Year electric History

             Month                     1992                 1991

             January                  $675.96             $273.34
             February                 $460 50             $323.90
             March                    $366.87             $693.33
             April                    $621.68             $693.33
             May                      $500.09             $536.00
             June                     $269.13             $632.60
             July                     $332.92             $682.35
             August                   $339.47             $451.30
             September                $258 89             $219.07
             October                  $483.21             $219.07
             November                 $383.26             $494.10
             December                 $674.95             $673.92



             Monthly Average          $447.24             $491.02
